Exhibit (32)

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Michael J. Covey, Chief Executive Officer of Potlatch Corporation (the Company), certify pursuant to section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge:

(1)

the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ MICHAEL J. COVEY
Michael J. Covey

Chief Executive Officer

July 26, 2016

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Jerald W. Richards, Vice President and Chief Financial Officer of Potlatch Corporation (the Company), certify pursuant to section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge:

(1)

the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JERALD W. RICHARDS
Jerald W. Richards

Vice President and Chief Financial Officer

July 26, 2016